UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009 (April 25, 2009)

RURBAN FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Ohio	0-13507	34-1395608
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

401 Clinton Street, Defiance, Ohio 43512
(Address of principal executive offices) (Zip Code)

(419) 783-8950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2009, Rurban Financial Corp. (“Rurban”) announced that its wholly-owned data and item processing subsidiary, Rurbanc Data Services, Inc. d/b/a RDSI Banking Systems (“RDSI”), entered into an Agreement and Plan of Merger dated April 25, 2009 (the “Merger Agreement”), with New Core Holdings, Inc. d/b/a New Core Banking Systems (“New Core”).  The Merger Agreement contemplates the acquisition by RDSI of New Core through the merger of NC Merger Corp., a newly-formed subsidiary of RDSI, into New Core with New Core becoming a wholly-owned subsidiary of RDSI.  New Core designs and delivers software and hardware solutions for community financial institutions and is headquartered in Birmingham, Alabama.

Under the terms of the Merger Agreement, the consummation of the merger is conditioned upon the prior spin-off of RDSI, pursuant to which Rurban would distribute at least 80% of the outstanding common shares of RDSI common shares to the then-existing shareholders of Rurban (the “Spin-Off”).  The Board of Directors of Rurban will decide at a later date whether to proceed with the Spin-Off and the timing and terms of that Spin-Off.  If the merger with New Core does not occur on or before December 31, 2010 because Rurban has not completed the Spin-Off by that date, or if RDSI is sold to an unrelated third party prior to the merger, New Core will be entitled to terminate the Merger Agreement and receive a $500,000 termination fee from RDSI.

The consummation of the merger is also subject to the approval of New Core’s shareholders; the receipt of necessary regulatory approvals; the filing by RDSI of a registration statement with the Securities and Exchange Commission (the “SEC”) to register the issuance of the common shares of RDSI in the merger under the Securities Act of 1933, as amended (and the effectiveness of such registration statement); the approval for listing on the NASDAQ Stock Market of the common shares to be issued in the merger; and the satisfaction of other customary closing conditions set forth in the Merger Agreement.  Certain shareholders of New Core who are “accredited investors” as defined in Rule 501 of Regulation D have agreed to vote their shares of New Core common stock in favor of the adoption and approval of the Merger Agreement and the merger.

Pursuant to the terms and conditions of the Merger Agreement, all of the shares of New Core common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive common shares of RDSI.  New Core shareholders will receive between 15.5% and 31% of the aggregate RDSI common shares outstanding following the Spin-Off and merger (after taking into account the issuance of RDSI common shares to New Core shareholders in the merger).  The merger consideration will be calculated and paid as described below.

Closing Consideration.  Upon the closing of the merger, RDSI will issue to the New Core shareholders a number of RDSI common shares calculated based on the relative values of RDSI and New Core.  The values of RDSI and New Core will be computed using formulas set forth in the Merger Agreement as of a month-end prior to the closing of the merger (the “Valuation Date”).  The computed value of RDSI will be derived from RDSI’s results of operations for the twelve (12) months prior to the Valuation Date.  The computed value of New Core will be calculated as the sum of $6,500,000 and ascribed revenue and income results based on contracts with financial institutions for New Core’s Single SourceTM software system and related services.  Notwithstanding the foregoing calculations, the Merger Agreement provides that the New Core shareholders, in the aggregate, will be entitled to receive a minimum number of RDSI common shares as Closing Consideration equal to 15.5% of the total outstanding RDSI common shares.

Earn-Out Consideration.  Following the consummation of the merger, in addition to the Closing Consideration, the New Core shareholders will be entitled to receive additional RDSI common shares as earn-out consideration (the “Earn-Out Consideration”).  Under the terms of the Merger Agreement, the Earn-Out Consideration will be calculated based on ascribed revenue and income results based on contracts entered into before December 31, 2011 under which the financial institution customer is converted to New Core’s Single SourceTM software system on or before December 31, 2012.  The Earn-Out Consideration is subject to certain adjustments set forth in the Merger Agreement.  In addition, the Merger Agreement provides that the aggregate number of RDSI common shares issued to New Core shareholders may not exceed 31% of the total outstanding RDSI common shares.

An aggregate of 25% of the RDSI common shares issued as Closing Consideration will be deposited on the Closing Date with an escrow agent to be held for twelve (12) months following the effective time of the merger (or, if later, June 30, 2011) to support certain indemnification obligations of New Core under the Merger Agreement.

The Merger Agreement contains provisions which limit the activities of New Core, without the consent of RDSI, pending the completion of the merger, including restrictions on the payment of dividends to shareholders, the acquisition and disposition of assets, the issuance of additional securities and the borrowing of money.  RDSI has also agreed to refrain from certain activities, without the consent of New Core, pending the completion of the merger, including restrictions on the payment of dividends by RDSI and the issuance of additional securities by RDSI.  New Core has agreed not to solicit or pursue any other proposals from any other entity to acquire or merge with New Core prior to the completion of the merger or the termination of the Merger Agreement.

In connection with the execution of the Merger Agreement, New Core and RDSI have agreed to a strategic partnership pursuant to which RDSI is granted rights as the exclusive provider of New Core’s Single SourceTM software system.  Pursuant to this partnership, RDSI will provide installation, support and customer service and New Core will continue to develop the Single SourceTM product.  In the event the Merger Agreement is terminated prior to the consummation of the merger, RDSI’s right to provide New Core’s Single SourceTM software system will become non-exclusive.

In connection with the execution of the Merger Agreement, RDSI also agreed to lend to New Core up to $5,000,000 for the purpose of funding the continued development of the Single SourceTM software system and other working capital needs.  All or part of the loans may be converted to equity in New Core (a) at any time upon the mutual agreement of RDSI and New Core or (b) at the option of New Core if the merger is not completed in accordance with the Merger Agreement.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1.

Rurban issued a press release on April 27, 2009, announcing the execution of the Merger Agreement and the strategic partnership with New Core.  A copy of the press release is attached hereto as Exhibit 99.1.

Cautionary Statement

The Merger Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties delivered to each other in connection with the execution of the Merger Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.

Additional Information

If and when the Board of Directors of Rurban decides to proceed with the Spin-Off, Rurban and/or RDSI will file with the SEC a registration statement concerning the Spin-Off and the merger transaction between RDSI and New Core.  That registration statement would include a combined prospectus for the offer and sale of RDSI common shares as well as an information statement or proxy statement to be delivered to the New Core shareholders in connection with the approval of the merger transaction by the New Core shareholders. The combined prospectus and information statement/proxy statement and other documents filed by Rurban and/or RDSI with the SEC will contain important information about Rurban, RDSI, New Core and the merger transaction. WE URGE INVESTORS AND NEW CORE SHAREHOLDERS TO READ CAREFULLY THE COMBINED PROSPECTUS AND INFORMATION STATEMENT/PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS ALSO FILED WITH THE SEC.  NEW CORE SHAREHOLDERS IN PARTICULAR SHOULD READ THE COMBINED PROSPECTUS AND INFORMATION STATEMENT/PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER TRANSACTION.  Investors and shareholders will be able to obtain a free copy of the combined prospectus and information statement/proxy statement — along with other filings containing information about Rurban and RDSI — at the SEC’s website at http://www.sec.gov.  Copies of the combined prospectus and information statement/proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and information statement/proxy statement, can also be obtained free of charge by directing a request to Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512; Attention: Ms. Valda Colbart, Investor Relations Officer; Telephone:  (419) 784-2759.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2009, by and among Rurbanc Data Services, Inc., NC Merger Corp. and New Core Holdings, Inc.

99.1	Press Release issued by Rurban Financial Corp. on April 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURBAN FINANCIAL CORP.

Dated: April 29, 2008	By:	/s/ Duane L. Sinn
Duane L. Sinn
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated April 29, 2009

Rurban Financial Corp.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 25, 2009, by and among Rurbanc Data Services, Inc., NC Merger Corp. and New Core Holdings, Inc.

99.1	Press Release issued by Rurban Financial Corp. on April 27, 2009